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         The Quizno's Corporation
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                Quizno's(R) Announces Definitive Merger Agreement

         DENVER, Colo. - June 22, 2001 - The Quizno's Corporation (Nasdaq: QUIZ) today announced that it has entered into a definitive merger agreement with a corporation formed by Richard E. Schaden and Richard F. Schaden, the Company's majority shareholders. Under the agreement, the new corporation will merge with the Company, and the shareholders of the Company (other than the Schadens and certain of their affiliates) will be entitled to receive $8.50 per share in cash. Completion of the merger is subject to approval by holders of a majority of the Company's outstanding common stock and receipt of a further fairness opinion from the financial advisor retained by the Special Committee of the Board of Directors in connection with the proposed transaction. Further, the acquirer may terminate the merger if there is a material change in the business of the Company or the transaction. The Schadens currently own approximately 68% of the Company's outstanding shares of common stock.

         The Company expects to file preliminary proxy materials for the shareholder meeting to act on the merger proposal as soon as practical.

Forward-Looking Statements
--------------------------
         Information in this release that involves the Company's expectations, beliefs, hopes, plans, intentions or strategies regarding the future are forward-looking statements that involve risks and uncertainties. These statements include statements about the Company's strategies in the marketplace, its market positions and its relationships with customers.

         All forward-looking statements included in this release are based upon information available to the Company as of the date of the release, and the Company does not assume any obligation to update any such forward-looking statement. These statements are not guarantees of future performance and actual results could differ materially from current expectations. Factors that could cause or contribute to such differences include, but are not limited to the possibility that the transaction described herein might not be consummated. These and other factors are risks associated with the Company's businesses that may affect its operating results and are discussed in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2000 filed with the Securities and Exchange Commission ("SEC") on December 29, 2000.

Additional Information and Where to Find It:
-------------------------------------------

It is expected that the Company will file a Proxy Statement with the SEC in connection with the merger and will mail the Proxy Statement to stockholders of the Company containing information about the merger. Security holders are urged to read the Proxy Statement carefully when it is available. The Proxy Statement will contain important information about the Company, the merger, the persons soliciting proxies relating to the merger, their interests in the merger, and related matters. Security holders will be able to obtain free copies of these documents through the website maintained by the SEC at http://www.sec.gov. Free copies of the Proxy Statement may also be obtained from the Company by contacting the investor relations department at (720) 359-3300.

In addition to the Proxy Statement, the Company files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by the Company at the SEC public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 or at any of the SEC's other public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

The Company's filings with the SEC are also available to the public from commercial document-retrieval services and at the Web site maintained by the SEC at http://www.sec.gov.

For more information contact:
Patrick E. Meyers, Vice President & General Counsel
The Quizno's Corporation, (720) 359-3300